EXHIBIT 4.1

Form of common stock Certificate

                       Incorporated under the Laws of the
                                State of Delaware



Number        Shares


                         Cyber Mark International Corp.
               10,000,000 Shares of common stock, Par Value $.0001 500,000 Shares of Preferred Stock, Par Value $.001

              This is to certify that _____________ is the owner of ____________ fully paid and non-assessable shares of the above Corporation, transferable only on the books of the Corporation, by the holder hereof in person or by duly authorized attorney upon surrender of their certificate properly endorsed.


              Witness, the seal of the corporation and the signatures of its duly authorized officers.



___________________________,Secretary    [SEAL] _________________, President